                                                                    EXHIBIT 21.1

                            LIST OF SUBSIDIARIES OF
                              MASTECH CORPORATION

                                         JURISDICTION
                                              OF
         NAME OF SUBSIDIARY              INCORPORATION
         ------------------              -------------
         Mastech Holding Corporation     Delaware
         Mastech Systems Corporation     Pennsylvania
         Mascot Systems Private Limited  India
         Scott Systems Private Limited   India